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                          EXHIBIT INDEX


EXHIBIT NO.       Description                     Page
-----------       -----------------------------        ---------------

A-1               NEES Agreement and Declaration       Previously filed
                  of Trust

A-2               Proposed Amendment to Agreement      Previously filed
                  and Declaration of Trust

B-1               Preliminary Proxy Statement/Draft    Previously filed

B-2               Press Release                   Previously filed

B-3               Agreement and Plan of Merger         Previously filed

F                 Opinion of Counsel              Filed herewith

H                 Proposed Notice                 Previously filed